As filed with the Securities and Exchange Commission on May 29, 2026.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BULLFROG AI HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-41600	84-4786155
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 Ellington Blvd, Unit 317
Gaithersburg, MD 20878
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (240) 658-6710

Copies to:

Peter Jaslow, Esq.

Ballard Spahr, LLP

700 East Gate Drive, Suite 330

Mount Laurel, NJ 08054-0015

(215) 864-8737

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective, as determined by the selling stockholder.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MAY 29, 2026

BULLFROG AI HOLDINGS, INC.

Up to 2,000,000 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 2,000,000 shares of our common stock, par value $0.00001 per share, by Lincoln Park Capital Fund, LLC, which we refer to in this prospectus as “Lincoln Park” or the “selling stockholder.”

The shares of common stock to which this prospectus relates are shares that have been or may be issued by us to Lincoln Park pursuant to the purchase agreement dated September 15, 2025, that we entered into with Lincoln Park (the “Purchase Agreement”). See “The Lincoln Park Transaction” for a description of that agreement and “Selling Stockholder” for additional information regarding Lincoln Park.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder. However, we may receive up to $4,099,102 (in addition to the $5,900,898 previously received from sales made pursuant to the Purchase Agreement Prior to the date of this Prospectus) in aggregate gross proceeds under the Purchase Agreement from any sales of common stock we make to Lincoln Park pursuant to the Purchase Agreement, from time to time in our discretion, after the date of the registration statement of which this prospectus is a part is declared effective and the other conditions in the Purchase Agreement have been satisfied.

The selling stockholder may sell or otherwise dispose of the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 24 of this prospectus for more information about how the selling stockholder may sell or otherwise dispose of the shares of our common stock being offered through this prospectus. The selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The selling stockholder will pay all brokerage fees and commissions and similar expenses in connection with any resale or other disposition of the common stock described in this prospectus by the selling stockholder. We will pay the expenses incurred in registering, under the Securities Act, the offer and resale of such shares of common stock by the selling stockholder, including legal and accounting fees. See “Plan of Distribution”.

Our common stock is listed on the Nasdaq Capital Market LLC (“Nasdaq”) under the symbol “BFRG”. The last reported sale price of our common stock on Nasdaq on May 28, 2026 was $0.72 per share.

Investing in our common stock is highly speculative and involves a significant degree of risk. Please consider carefully the specific factors set forth under “Risk Factors” beginning on page 10 of this prospectus and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _______, 2026.

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ABOUT THIS PROSPECTUS

The registration statement we filed with the Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, and the documents incorporated by reference herein before making your investment decision. You should rely only on the information provided in this prospectus or any amendment thereto. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

The selling stockholder named in this prospectus may sell up to 2,000,0000 shares of our common stock previously issued and issuable pursuant to the Purchase Agreement from time to time. This prospectus also covers any shares of common stock that may become issuable as a result of share splits, share dividends, or similar transactions. We have agreed to pay the expenses incurred in registering these shares, including legal and accounting fees.

We have not, and the selling stockholder has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus, the documents incorporated by reference herein or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, the documents incorporated by reference herein or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only under circumstances and in jurisdictions where it is lawful to do so. The selling stockholder is not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Unless the context otherwise requires, “BullFrog,” “BFRG,” “the Company,” “we,” “us,” “our” and similar terms refer to BullFrog AI Holdings, Inc.

Industry and Market Data

This prospectus or the documents incorporated by reference herein includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

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PROSPECTUS SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus carefully, including “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before making an investment decision. See “Risk Factors” for a discussion of the risks involved in investing in our securities.

Business Overview

BullFrog AI Holdings, Inc. was incorporated in the State of Nevada in February 2020. BullFrog AI Holdings, Inc. is the parent company of BullFrog AI, Inc. and BullFrog AI Management, LLC, which were incorporated in Delaware and Maryland, in 2017 and 2021, respectively. Operations are currently conducted through BullFrog AI Holdings, Inc., which began operations on February 6, 2020. We are a company focused specifically on advanced Artificial Intelligence / Machine Learning (“AI/ML”) analysis of complex data in the advancement of medicine. Our founding AI/ML platform (trade name: bfLEAP™) was created from technology originally developed at The Johns Hopkins University Applied Physics Laboratory (“JHU-APL”). Subsequently, we have developed new tools and capabilities composed of an ensemble of machine learning and artificial intelligence models.

In February 2018, the Company secured an original exclusive, worldwide, royalty-bearing license from JHU-APL for the technology underlying our bfLEAP™ platform. The license covers three (3) issued patents, one (1) new provisional patent application, non-patent rights to proprietary libraries of algorithms and other trade secrets including modifications and improvements. In consideration of the rights granted to the Company under the original License Agreement, the Company granted JHU-APL 178,571 warrants exercisable to purchase shares of common stock at $2.10 per share. In July 2022, we entered into an exclusive, worldwide, royalty-bearing license from JHU-APL that provides additional intellectual property rights including patents, copyrights, and knowhow for the technology underlying our bfLEAP™ analytical AI/ML platform. In consideration for the new license entered into in July 2022 with JHU-APL, we issued to JHU-APL 39,879 shares of common stock. Under the terms of the new license agreement, JHU-APL will be entitled to eight (8%) percent of net sales for the services provided by the Company to other parties and three (3%) percent for internally developed drug projects in which the JHU-APL license was utilized. The new license also contains tiered sub licensing fees that start at fifty (50%) percent and reduce to twenty-five (25%) percent based on revenues. In May 2023, we entered into Amendment Number 1 of the July 2022 license agreement with JHU-APL pursuant to which we gained access to certain improvements including additional patents and know-how in exchange for a series of payments totaling $275,000. The first of these payments of $75,000 was paid in July 2023, the second of these payments was paid in June 2025, and the remaining payments of $75,000 and $50,000 are due in years 2026 and 2027, respectively. The amendment also reduced the 2023 minimum annual royalty payment from $80,000 to $60,000. All other financial terms remain the same. As a result of this amendment, the minimum annual payments were $30,000 for 2022 and $60,000 for 2023, and the minimum annual payments will be $300,000 for 2024 and beyond, all of which are creditable against royalties paid by us. As of December 31, 2025, we accrued $300,000 for the 2025 minimum annual royalty payments. This entire balance was invoiced and paid in March 2026.

We intend to continue to evolve and improve bfLEAP™, either in-house or with development partners like JHU-APL. We plan to leverage our proprietary AI/ML platform developed over several years at one of the top innovation institutions in the world, which has already been successfully applied in multiple sectors.

We operate and have staffed our business using funds from our initial public offering and subsequent financings, have entered into partnerships and relationships, completed our first commercial service contract with a leading rare disease non-profit organization for AI/ML analysis of late-stage clinical data in 2023, we completed our collaboration agreement for clinical trial optimization with a Phase III oncology company focused on novel chemotherapeutic treatments for rare cancers and entered into a feasibility agreement with a global pharmaceutical company to apply bfLEAP® to discover and provide our customer with prioritized drug target candidates, associated causal gene networks with target near-neighbors unblinded, and target dossiers for advancement-ready drug candidates for major depressive disorder (MDD). We have also acquired the rights to a series of preclinical and early clinical drug assets from universities, as well as a strategic collaboration with a world-renowned research institution to create a HSV1 viral therapeutic platform to engineer immunotherapies for a variety of diseases. We have also acquired the rights to a series of preclinical and early clinical drug assets from universities, as well as entered into a strategic collaboration with a world-renowned research institution to create a HSV1 viral therapeutic platform to engineer immunotherapies for a variety of diseases. We have signed exclusive worldwide license agreements with Johns Hopkins University (“JHU”) for a cancer drug that targets glioblastoma (brain cancer), pancreatic cancer, and others. We have also signed an exclusive worldwide license from George Washington University for another cancer drug that targets hepatocellular carcinoma (liver cancer) and other liver diseases. In addition, we signed three-year strategic data and commercialization agreements with the Lieber Institute for Brain Development (“LIBD”) whom we believe has a repository of the largest collection of postmortem brains in the world, including molecular, clinical, and other data. The objective of this collaboration with LIBD is for the Company to analyze these rich data sets using its proprietary AI/ML tools and models and then go to market with the discoveries with the ultimate goal of securing revenue generating strategic partnership deals with biopharmaceutical companies. We intend to secure the rights to other proprietary data sets and repeat this strategy. Additionally, we intend to gain access to later-stage clinical assets through partnerships or the acquisition of rights to failed therapeutic candidates for drug rescue. In certain circumstances, we intend to conduct late-stage clinical trials in an effort to rescue therapeutic assets that previously failed. In these cases, there will be a requirement for drug supply and regulatory services to conduct clinical trials. The success of our clinical development programs will require finding partners to support the clinical development, adequate availability of raw materials and drug product for our research and development and clinical trials, and, in some cases, may also require the establishment of third-party arrangements to obtain finished drug product that is manufactured appropriately under good manufacturing practices, and packaged for clinical use or sale. Since we are a company focused on using our AI/ML technology to advance medicines, any clinical development programs will also require, in all cases, partners and the establishment of third-party relationships for execution and completion of clinical trials.

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Since completing our initial public offering in February 2023 (the “IPO”), aided by the receipt of the IPO proceeds in addition to the proceeds from our February 2024 and October 2024 offerings,our ongoing At-The-Market Sales Agreement with BTIG, LLC (the “ATM Agreement”), and equity line of credit created pursuant to our purchase agreement with Lincoln Park Capital Fund, LLC (the “ELOC Facility”), we have implemented several initiatives including: investor relations and marketing to raise awareness for the Company in the financial and business sectors, research and development, collaboration with the J Craig Venter Institute (“JCVI”), and initiation of preclinical studies with our in-licensed drug programs. The Company is actively engaged in developing and pursuing new intellectual property as it strives to continuously evolve its AI/ML platform.

Internally, the Company has added incremental staff to accelerate execution and development of processes and custom scripts for use in performing new drug target discovery and analytical services for customers, while also launching initiatives targeting large public health data sources and seeking access to proprietary health data sources, such as our agreement with the LIBD. We are also transitioning our accounting and financial reporting systems and processes to enhance our internal control environment as a public company. Capital from the IPO was also used to retire two notes that were sold to fund the Company through the IPO as well as other debts accrued over time to our staff, employees and consultants, and obligations related to the acquisition of our licensed drug programs.

Risk Factor Summary

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as other information and risk factors included in our Quarterly Report on Form 10-Q for the period ended March 31, 2026, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including our financial statements and the related notes, and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” any of which may be relevant to decisions regarding an investment in or ownership of our securities. The occurrence of any of these risks could have a significant adverse effect on our reputation, business, financial condition, results of operations, growth and ability to accomplish our strategic objectives. We have organized the description of these risks into groupings in an effort to enhance readability, but many of the risks interrelate or could be grouped or ordered in other ways, so no special significance should be attributed to the groupings or order below.

Risks Related to This Offering

●	We have broad discretion in the use of our existing cash, cash equivalents, and the net proceeds from this offering and may not use them effectively.

●	The sale or availability for sale of shares issuable pursuant to this prospectus may depress the price of our common stock, dilute the interest of our existing stockholders, and encourage short sales by third parties, which could further depress the price of our common stock.

●	If you purchase shares of common stock in this offering, you may experience future dilution as a result of future equity offerings.

●	Future sales or issuances of our common stock in public markets, or the perception of such sales, could depress the trading price of our common stock.

●	We do not currently intend to pay dividends on our common stock, and, consequently, investors’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.

●	Investors who buy shares at different times will likely pay different prices, and the sale of the shares of common stock acquired by Lincoln Park could cause the price of our common stock to decline.

●	We may not have access to the full amount available under the Purchase Agreement with Lincoln Park.

●	We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

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●	We are currently listed on the Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our shareholders to sell their securities.

●	Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Company Information

BullFrog AI Holdings, Inc. was incorporated in the State of Nevada on February 6, 2020. BullFrog AI Holdings, Inc. is the parent company of BullFrog AI, Inc. and BullFrog AI Management, LLC, which were incorporated in Delaware and Maryland, in 2017 and 2021, respectively. All of our operations are currently conducted through BullFrog AI Holdings, Inc. The Company’s principal business address is 325 Ellington Blvd, Unit 317, Gaithersburg, MD 20878. Our website address is www.bullfrogai.com. The references to our website in this prospectus are inactive textual references only. The information on our website is neither incorporated by reference into this prospectus nor intended to be used in connection with this offering.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as modified by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following the fifth anniversary of the date of the first sale of the Company’s common stock, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which BullFrog is deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act of 1933, as long as it is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Recent Developments

ATM Sales

On April 25, 2025, we entered into an At-The-Market (“ATM”) Sales Agreement (the “ATM Agreement”) with BTIG, LLC, as sales agent (the “Agent”), with respect to an ATM offering program under which we may offer and sell through the Agent, from time to time at our sole discretion, shares (the “Shares”) of our common stock, par value $0.00001 per share (the “Common Stock”). From April 25, 2025 through May 28, 2026, we sold 3,863,115 shares of our Common Stock through our ATM program for aggregate net proceeds of $4.5 million.

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Nasdaq Compliance Matters

As originally disclosed, on August 21, 2025, the Company received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires certain companies listed on The Nasdaq Capital Market to maintain minimum stockholders’ equity of $2,500,000 (the “Stockholders’ Equity Requirement”). The Company ultimately requested a hearing before an independent Nasdaq Hearings Panel (the “Panel”) to address the deficiency, which request stayed any suspension or delisting action pending the hearing and the expiration of any additional extension period that may be granted by the Panel following the hearing. Since requesting such hearing, the Company has completed certain sales of its common stock under its existing at-the-market sales agreement and equity line of credit facility for aggregate net proceeds of at least $3.45 million. Following the foregoing transactions, on April 21, 2026, the Company received a letter from Nasdaq notifying the Company that it had regained compliance with the Stockholders’ Equity Requirement as of such date. The letter stated that the Company will be subject to a mandatory panel monitor for a period of one year commencing April 21, 2026. If, within the one-year monitoring period, the Nasdaq Listing Qualifications Staff finds the Company out of compliance with the Stockholders’ Equity Rule, the Company will not be permitted additional time to regain compliance. However, in such case, the Company will have an opportunity to request a new hearing with the Nasdaq Hearings Panel prior to the Company’s securities being delisted from Nasdaq.

On February 10, 2026, the Company received a letter from Nasdaq notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s common stock, par value $0.00001 per share (the “Common Stock”), was below $1.00 per share, which is the minimum closing bid price required for continued listing on the Nasdaq Global Market (the “Minimum Bid Price Requirement”) pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Notice”). The Bid Price Notice had no immediate effect on the listing of the Company’s Common Stock and tradeable warrants. As such, the Company’s Common Stock will continue to trade on the Nasdaq Capital Market under the symbol “BFRG,” and its tradeable warrants will continue to trade on the Nasdaq Capital Market under the symbol “BFRGW.” In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company is provided a compliance period of 180 calendar days from the date of the Bid Price Notice, or until August 10, 2026, to regain compliance with the Minimum Bid Price Requirement. If at any time during the 180-calendar day grace period, the closing bid price of the Company’s Common Stock is at least $1.00 per share for a minimum of ten consecutive business days (unless the Nasdaq staff exercises its discretion to extend this ten business day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H)), Nasdaq will provide the Company written confirmation of compliance, and the matter will be closed. If the Company does not regain compliance during the initial 180-calendar day compliance period, the Company may be provided a second 180-calendar day period to regain compliance. If the Company does not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, the Company’s listed securities will be subject to delisting. The Company would thereafter have the right to appeal a determination to delist the Company’s securities, and the Company’s securities would remain listed on the Nasdaq Capital Market until the completion of the appeal process. While the Company plans to review all available options, there can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement during the compliance period, secure a second 180-day period to regain compliance with the Minimum Bid Price Requirement, or maintain compliance with the other Nasdaq listing requirements. Notably, at a Special Meeting of Stockholders in October 2025, the Company received stockholder approval to effect a reverse stock split at a ratio of not less than 1-to-2 and not more than 1-to-15, such ratio and timing to be determined in the discretion of the Company’s Board of Directors. The Company intends to monitor the closing bid price of its Common Stock and assess potential options to regain compliance with Nasdaq’s Listing Rules, including, if necessary, effecting a reverse stock split.

Feasibility Agreement

On March 27, 2026, the Company entered into a Feasibility Agreement (the “Agreement”) with a global pharmaceutical company (the “Client”). Pursuant to the Agreement, the Company will apply its proprietary methodology and artificial intelligence and machine learning tool, bfLEAP®, to discover and provide the Client with prioritized drug target candidates, associated causal gene networks with target near-neighbors unblinded, and target dossiers for advancement-ready drug candidates for major depressive disorder (MDD). The Agreement will remain in full force and effect for one year from the execution of the Agreement.

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In connection with the Agreement, the Company is eligible to receive pre-determined milestone payments upon the delivery of certain deliverables to the Client. The Client will have the option to receive the exclusive right to use a selected “final target” drug candidate for its research and development purposes for a period of three years.

The Client may terminate the Agreement without cause upon thirty days’ notice to the Company, and either party may terminate the Agreement immediately on written notice of a breach of the Agreement that remains uncured for thirty days following receipt of notice of such breach from the non-breaching party.

The Lincoln Park Transaction

On September 15, 2025, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has agreed to purchase from us up to an aggregate of $10 million of our common stock. Pursuant to the Purchase Agreement, we issued 147,682 shares of common stock to Lincoln Park as a fee for making its irrevocable commitment to purchase our common stock under the Purchase Agreement (the “Commitment Shares”). Also on September 15, 2025, concurrently with our execution of the Purchase Agreement, we entered into a registration rights agreement with Lincoln Park, dated as of September 15, 2025 (the “Registration Rights Agreement”), pursuant to which we filed with the Securities and Exchange Commission (the “SEC”), the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the shares of our common stock that are described in this prospectus that have been or may be issued by us to Lincoln Park under the Purchase Agreement.

On October 10, 2025, pursuant to the terms of the Purchase Agreement and the Registration Rights Agreement, we filed a registration statement (the “Prior Registration Statement”) on Form S-1 (Registration No. 333-290840) with the SEC to register up to 5,000,000 shares of common stock that have subsequently been issued and sold by us to Lincoln Park, consisting of (i) 4,852,318 shares of common stock that we issued and sold to Lincoln Park as Purchase Shares, during the period from the Commencement Date (as defined below) through the date of this prospectus, for aggregate gross proceeds of $5,900,898, and (ii) 147,682 Commitment Shares that we issued to Lincoln Park on September 15, in consideration for Lincoln Park’s commitment to purchase shares of common stock at our direction under the Purchase Agreement.

This prospectus covers the resale by the selling stockholder of up to 2,000,000 shares of our common stock, comprised of: (i) up to 2,000,000 shares of our common stock that we have reserved for sale to Lincoln Park under the Purchase Agreement from time to time after the date of this prospectus, if and when we determine to sell shares of our common stock to Lincoln Park under the Purchase Agreement (the “Purchase Shares”).

The purpose of this registration statement on Form S-1 is to register an additional 2,000,000 Purchase Shares for resale by Lincoln Park, pursuant to the terms of the Purchase Agreement and the Registration Rights Agreement.

Under the applicable rules of Nasdaq, on October 22, 2025, we obtained shareholder approval to issue to Lincoln Park, pursuant to the Purchase Agreement, shares of our common stock, which exceed 2,048,936 shares, which was equal to 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement.

This prospectus covers the resale by the selling stockholder of up to 2,000,000 shares of our common stock that we have reserved for sale to Lincoln Park under the Purchase Agreement from time to time after the date of this prospectus, if and when we determine to sell shares of our common stock to Lincoln Park under the Purchase Agreement.

Sales of common stock by the Company pursuant to the Purchase Agreement, if any, are subject to certain limitations set forth in the Purchase Agreement, and may occur from time to time at the Company’s sole discretion over the 36-month period commencing on the date that the conditions to Lincoln Park’s purchase obligation set forth in the Purchase Agreement are satisfied, including that the registration statement that includes this prospectus is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC (the date on which all of such conditions were satisfied, the “Commencement Date”). From and after the Commencement Date, we may, from time to time and at our sole discretion for a period of up to 36-months, on any business day that we select on which the closing sales price of our common stock equals or exceeds $0.50 per share, direct Lincoln Park to purchase up to 30,000 shares of our common stock, which amount may be increased incrementally depending on the market price of our common stock at the time of sale to up to 100,000 shares, subject to a maximum commitment of $500,000 per purchase, which we refer to in this prospectus as “Regular Purchases.”

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In addition to Regular Purchases, provided that we have directed Lincoln Park to purchase the maximum number of shares that we are then able to sell to Lincoln Park in a Regular Purchase, we may, in our sole discretion, also direct Lincoln Park to purchase additional shares of common stock in “accelerated purchases,” and “additional accelerated purchases” as set forth in the Purchase Agreement.

We will control the timing and amount of any sales of our common stock to Lincoln Park. The purchase price of the shares of our common stock that we may sell to Lincoln Park in Regular Purchases, accelerated purchases and additional accelerated purchases under the Purchase Agreement will be based on the market prices of our common stock at or around the time of sale and shall be calculated as set forth in the Purchase Agreement. The purchase price per share will be equitably adjusted as provided in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction as set forth in the Purchase Agreement. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. In the event of bankruptcy proceedings by or against us that are not discharged within 90 days, the Purchase Agreement will automatically terminate without action of any party. No termination of the Purchase Agreement will be effective during the pendency of any Regular Purchase, accelerated purchase or additional accelerated purchase that has not then fully settled in accordance with the Purchase Agreement.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, except the Company is prohibited (with certain specified exceptions set forth in the Purchase Agreement) from effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar offering whereby an investor is irrevocably bound to purchase securities over a period of time from the Company at a price based on the market price of the common stock at the time of each such purchase. Lincoln Park has represented to us that at no time prior to the time of execution of the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO under the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of our common stock if those shares of our common stock, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder (the “Beneficial Ownership Cap”).

As of the date of this prospectus, we have (i) issued to Lincoln Park 4,852,318 shares of common stock as Purchase Shares, for aggregate gross proceeds of $5,900,898 and (ii) 147,682 Commitment Shares in consideration for Lincoln Park’s commitment to purchase shares of common stock at our discretion under the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to $10 million of our common stock to Lincoln Park, (of which an aggregate of $5,900,898 of shares of common stock have already been issued and sold to Lincoln Park as of the date of this prospectus) only 2,000,000 additional shares of common stock can be issued to Lincoln Park from and after the date of this prospectus, if and when we elect to sell such shares to Lincoln Park under the Purchase Agreement, as that is the quantity being registered under the Securities Act for resale by Lincoln Park under the registration statement that includes this prospectus. Depending on the market price of our common stock at the time we elect to issue and sell shares of our common stock to Lincoln Park under the Purchase Agreement, we may need to register for resale under the Securities Act additional shares of our common stock in order to receive aggregate gross proceeds equal to the $10,000,000 available to us under the Purchase Agreement.

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As of May 13, 2026, there were 18,541,651 shares of our common stock outstanding, of which 16,140,938 shares were held by non-affiliates. If all of the 2,000,000 shares of our common stock that may be sold to Lincoln Park in the future under the Purchase Agreement that are being registered for resale hereunder were issued and outstanding as of May 29 (without taking into account the Beneficial Ownership Cap described above), such shares of our common stock, would represent approximately 9.74% of the total number of shares of our common stock outstanding, and approximately 11.02% of the total number of outstanding shares held by non-affiliates of the Company, in each case as of May 29, 2026.

If we elect to issue and sell to Lincoln Park more than the 2,000,000 shares of our common stock that we may elect to issue and sell to Lincoln Park under the Purchase Agreement that are being registered for resale by Lincoln Park under the registration statement that includes this prospectus, which we have the right, but not the obligation, to do, we must first file with the SEC one or more additional registration statements to register under the Securities Act for resale by Lincoln Park any such additional shares of our common stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case, before we may elect to sell any additional shares of our common stock to Lincoln Park under the Purchase Agreement. The number of shares of our common stock ultimately offered for resale by Lincoln Park is dependent upon the number of shares of our common stock we ultimately decide to sell to Lincoln Park under the Purchase Agreement.

Issuances of our common stock to Lincoln Park under the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares of our common stock owned by our existing stockholders will represent a smaller percentage of the total outstanding shares of our common stock after any such issuance of shares of our common stock to Lincoln Park under the Purchase Agreement. There are substantial risks to our stockholders as a result of the sale and issuance of common stock to Lincoln Park under the Purchase Agreement. See “Risk Factors.”

Going Concern

We have a history of operating losses since inception and expect to incur additional near-term losses. As discussed further in “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources,” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated herein by reference, our independent registered public accounting firm, in its audit report to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, expressed substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. Following this offering, we may need to raise additional capital to fund our operations and continue to support our planned development and commercialization activities. If we cannot secure the financing needed to continue as a viable business, our stockholders may lose some or all of their investment in us.

Corporate Information

Our principal executive offices are located at 325 Ellington Blvd, Unit 317, Gaithersburg, MD 20878. Our telephone number is (240) 658-6710. Our website address is www.bullfrogai.com. The references to our website in this prospectus are inactive textual references only. The information on our website is neither incorporated by reference into this prospectus nor intended to be used in connection with this offering. All of our operations are currently conducted through BullFrog AI Holdings, Inc. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

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THE OFFERING

Shares of our	Up to 2,000,000 shares of common stock that we may issue and sell to Lincoln Park from time to time under the Purchase Agreement from and after the commencement.

common stock offered by the selling stockholder Selling stockholder	Lincoln Park Capital Fund, LLC. See “Selling Stockholder” on page 22 of this prospectus.

Common stock outstanding prior to this offering	18,541,651 shares.

Common stock outstanding immediately after this offering	20,541,651 shares, assuming the sale of 2,000,000 shares. The actual number of shares issued will vary depending on the sales prices in this offering.

Use of Proceeds	We will receive no proceeds from the sale of shares of our common stock by Lincoln Park pursuant to this prospectus. We may receive up to $4,099,102 (in addition to the $5,900,898 previously received from sales made pursuant to the Purchase Agreement prior to the date of this prospectus) in aggregate gross proceeds under the Purchase Agreement from any sales of shares of our common stock we make to Lincoln Park pursuant to the Purchase Agreement after the commencement, assuming that we sell the full amount of our common stock remaining available to us that we have the right, but not the obligation, to sell to Lincoln Park under the Purchase Agreement. Any proceeds that we receive from sales of shares of our common stock to Lincoln Park under the Purchase Agreement will be used for working capital and general corporate purposes. See “Use of Proceeds.”

Nasdaq Capital Markets Symbols	Our common stock is listed on Nasdaq under the symbol “BFRG”.

Risk Factors	Investment in our securities involves a high degree of risk and could result in a loss of your entire investment. See “Risk Factors” beginning on page 10, and the other information included in or incorporated by reference in this prospectus for a discussion of the factors you should consider carefully before deciding to invest in our securities.

The number of shares of our common stock to be outstanding immediately after this offering is based on 18,541,651 shares of our common stock outstanding as of May 13, 2026, and excludes, as of such date, the following:

●	Up 7,214,328 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $4.91 per share;
●	Up to 991,035 shares of common stock issuable upon the exercise of outstanding stock options, which options have a weighted average exercise price of $2.70 per share;
●	Up to 329,087 shares of common stock issuable upon vesting of outstanding restricted stock units; and
●	Up to an aggregate of 998,425 shares of common stock reserved for future issuance under the 2022 Plan.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below and in the documents incorporated by reference in this prospectus, as well as other information we include or incorporate by reference into this prospectus, before making an investment decision. Our business, financial condition and results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus, and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is on file with the SEC and is incorporated herein by reference, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus and other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

We have broad discretion in the use of our existing cash, cash equivalents, and the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of our existing cash, cash equivalents, and the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine the use of our existing cash and cash equivalents and the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our existing cash, cash equivalents, and the net proceeds from this offering in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending the use of the net proceeds from this offering, we may invest such net proceeds in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The sale or availability for sale of shares issuable pursuant to this prospectus may depress the price of our common stock, dilute the interest of our existing stockholders, and encourage short sales by third parties, which could further depress the price of our common stock.

As of May 13, 2026, there were 18,541,651 total shares outstanding and the Selling Stockholder may sell up to 2,000,000 shares of common stock pursuant to this prospectus. To the extent that the Selling Stockholder sells shares of our common stock, the market price of our common stock may decrease due to the additional selling pressure in the market. Any downward pressure on the price of our common stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our common stock by increasing the number of shares of our common stock being sold, which could further contribute to any decline in the market price of our common stock.

If you purchase shares of common stock in this offering, you may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may, in the future, offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to those of existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other securities convertible into or exchangeable for our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

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We do not currently intend to pay dividends on our common stock, and, consequently, investors’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.

We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of gain for the foreseeable future. There is no guarantee that the price of our common stock will appreciate or remain equal to or above the price at which investors have purchased it.

Investors who buy shares at different times will likely pay different prices, and the sale of the shares of common stock acquired by Lincoln Park could cause the price of our common stock to decline.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Lincoln Park. If and when we do elect to sell shares of our common stock to Lincoln Park pursuant to the Purchase Agreement, after Lincoln Park has acquired such shares, Lincoln Park may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Lincoln Park in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Lincoln Park in this offering as a result of future sales made by us to Lincoln Park at prices lower than the prices such investors paid for their shares in this offering. Further, the sale of a substantial number of shares of our common stock by Lincoln Park, or anticipation of such sales, could cause the trading price of our common stock to decline or make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise desire.

We may not have access to the full amount available under the Purchase Agreement with Lincoln Park.

We may direct Lincoln Park to purchase up to $4,099,102 worth of shares of our common stock from time to time under the Purchase Agreement over a 36-month period beginning on the Commencement Date, generally, in amounts up to 30,000 shares of our common stock, which may be increased to up to 50,000 shares, 75,000 shares, or up to 100,000 shares, in each case depending on the closing sale price of our common stock at the time of sale, provided that Lincoln Park’s maximum purchase obligation under any single Regular Purchase shall not exceed $500,000. Moreover, under certain circumstances as set forth in the Purchase Agreement, we may, in our sole discretion, also direct Lincoln Park to purchase additional shares of common stock in “accelerated purchases,” and “additional accelerated purchases” as set forth in the Purchase Agreement.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

Depending on the prevailing market price of our common stock, we may not be able to sell shares to Lincoln Park for up to the maximum of $ $4,099,102 over the term of the Purchase Agreement. Lincoln Park will not be required to purchase any shares of our common stock if such sale would result in Lincoln Park’s beneficial ownership of our common stock exceeding the Beneficial Ownership Cap. Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business.

We are currently listed on the Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our shareholders to sell their securities.

We are currently listed on the Nasdaq Capital Market. If we are unable to maintain listing of our securities on Nasdaq or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our shareholders to sell their securities.

Although our common stock is currently listed on the Nasdaq Capital Market, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. The listing rules of Nasdaq require listing issuers to comply with certain standards in order to remain listed on its exchange. For instance, on August 21, 2025, the Company received a letter from the listing staff of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company was no longer in compliance with the minimum stockholders’ equity requirement for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Rule”). The Stockholders’ Equity Rule requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 or to meet alternatives of market value of listed securities or net income from continuing operations, which the Company did not meet on the date of the notice.

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Additionally, on February 10, 2026, Company received a letter from Nasdaq notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s common stock, par value $0.00001 per share (the “Common Stock”), was below $1.00 per share, which is the minimum closing bid price required for continued listing on the Nasdaq Global Market (the “Minimum Bid Price Requirement”) pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Notice”).

In accordance with Nasdaq rules, the Company had 45 calendar days, or until October 6, 2025, to submit a plan to regain compliance. After submitting the plan to regain compliance, on October 7, 2025, Nasdaq granted the Company an extension until February 17, 2026, to comply with Listing Rule 5550(b)(1). On February 19, 2026, the Company received a further notice from Nasdaq (the “February Letter”) notifying the Company that Nasdaq determined that the Company had not met the terms of the extension. The Company thereafter timely requested a hearing before an independent Nasdaq Hearings Panel (the “Panel”), which automatically stayed any suspension or delisting action pending the hearing and the expiration of any extension period granted by the Panel following the hearing. The Company subsequently attended a hearing with the Panel on March 31, 2026, pursuant to which the Company presented its plans to regain and maintain compliance with the Stockholders’ Equity Rule. In furtherance of such plan, the Company completed certain sales of its common stock under the ATM Agreement and ELOC Facility. On April 1, 2026 the Company filed a Current Report on Form 8-K with the SEC stating that such sales of its common stock under the ATM Agreement and ELOC Facility resulted in aggregate net proceeds of at least $3.45 million and, as a result of the foregoing transactions, the Company believed it had stockholders’ equity of more than $2.5 million in compliance with the Stockholders’ Equity Requirement. Subsequently, on April 21, 2026, the Company received a letter from Nasdaq notifying the Company that it had regained compliance with the Stockholders’ Equity Rule as of such date. The letter stated that the Company will be subject to a mandatory panel monitor for a period of one year commencing April 21, 2026. If, within the one-year monitoring period, the Nasdaq Listing Qualifications Staff finds the Company out of compliance with the Stockholders’ Equity Rule, the Company will not be permitted additional time to regain compliance. However, in such case, the Company will have an opportunity to request a new hearing with the Nasdaq Hearings Panel prior to the Company’s securities being delisted from Nasdaq.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of 180 calendar days from the date of the Bid Price Notice, or until August 10, 2026, to regain compliance with the Minimum Bid Price Requirement. If at any time during the 180-calendar day grace period, the closing bid price of the Company’s Common Stock is at least $1.00 per share for a minimum of ten consecutive business days (unless the Nasdaq staff exercises its discretion to extend this ten business day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H)), Nasdaq will provide the Company written confirmation of compliance, and the matter will be closed.

Although the Company is currently in compliance with the Stockholder’s Equity Rule and is assessing potential options to regain compliance with the Minimum Bid Price Rule, there can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement during the compliance period, secure a second 180-day period to regain compliance with the Minimum Bid Price Requirement, or maintain compliance with the other Nasdaq listing requirements, including during the one-year monitoring period with regard to the Stockholder’s Equity Rule.

If, for any reason, we are unable to regain compliance with the Stockholders’ Equity Rule or Minimum Bid Price Rule or we otherwise fail to maintain compliance with Nasdaq’s listing standards, our securities would be subject to delisting by Nasdaq. In such case, unless we are able to list on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:

●	the liquidity of our common stock;
●	the market price of our common stock;
●	our ability to obtain financing for the continuation of our operations;
●	the number of investors that could consider investing in our common stock;
●	the number of market makers in our common stock;
●	the availability of information concerning the trading prices and volume of our common stock; and
●	the number of broker-dealers willing to execute trades in shares of our common stock.

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Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

The report from our independent registered public accounting firm for the year ended December 31, 2025, includes an explanatory paragraph stating that we have incurred significant losses and need to raise additional funds to meet our obligations and sustain our operations. These conditions raise substantial doubt about our ability to continue as a going concern. As of December 31, 2025, we had approximately $2.3 million in cash, which includes restricted cash of $0.1 million held by a financial institution as collateral for the Company’s corporate credit card program, and an accumulated deficit of approximately $23.3 million. We believe that our existing cash and cash equivalents as of December 31, 2025 will not be sufficient to fund our planned operations for at least a year beyond the filing date of the consolidated financial statements. Our recurring losses from operations since inception and required additional funding to finance our operations raise substantial doubt about our ability to continue as a going concern. These conditions could materially limit our ability to raise additional funds through the issuance of new debt or equity securities or otherwise. There is no assurance that sufficient financing will be available when needed, or at all, to allow us to continue as a going concern. The perception that we may not be able to continue as a going concern may also make it more difficult to operate our business due to concerns about our ability to meet our contractual obligations. Our ability to continue as a going concern is contingent upon, among other factors, the sale of our securities. There is no assurance that sufficient financing will be available when needed, or at all, to allow us to continue as a going concern.

If we are unable to secure additional capital, we may be required to curtail our clinical and research and development initiatives and take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations. These measures could cause significant delays in our clinical and regulatory efforts, which are critical to the realization of our business plan. The consolidated financial statements do not include any adjustments that may be necessary should we be unable to continue as a going concern. It is not possible for us to predict at this time the potential success of our business. The revenue and income potential of our proposed business and operations are currently unknown. If we cannot continue as a viable entity, you may lose some or all of your investment.

Our management will have broad discretion over the use of the net proceeds, if any, from sales of shares of our common stock to Lincoln Park, you may not agree with how we use the proceeds and the proceeds may not be used effectively.

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Lincoln Park. We will not receive any proceeds upon the sale of shares by Lincoln Park. However, we may receive gross proceeds of up to $4,099,102 from the sale of shares being registered for resale under this prospectus under the Purchase Agreement with Lincoln Park. The anticipated use of net proceeds from the sale of our common stock to Lincoln Park under the Purchase Agreement represents our intentions based upon our current plans and business conditions. Because we have not designated the amount of net proceeds from the sale of shares under the Purchase Agreement to be used for any particular purpose, our management will have broad discretion as to the use of the net proceeds from our sale of shares of common stock to Lincoln Park. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. Further, our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under the sections entitled “Prospectus Summary,” “Use of Proceeds,” and elsewhere in this prospectus, as well as the documents incorporated by reference herein, including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or anticipated results.

In some cases, you can identify forward-looking statements by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “potential,” or the negative of these terms. These terms and similar expressions are intended to identify forward-looking statements. The forward-looking statements in this report are largely based upon management’s current expectations and beliefs about future events and trends affecting our business, which management believes are reasonable. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor or combination of factors, or factors we are unaware of, may cause actual results to differ materially from those contained in any forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. These statements represent our estimates and assumptions only as of the date of this report. Except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including:

●	our future financial performance, including our revenue, costs of revenue, operating expenses and profitability;
●	the sufficiency of our cash and cash equivalents to meet our liquidity needs;
●	our predictions about, and the development of, digital transformation technology and bio health businesses and their respective market trends;
●	our ability to attract and retain customers for our products and services;
●	the availability of financing for smaller publicly traded companies like us;
●	our current and future capital requirements to support the continued development and commercialization of our products and services;
●	our ability to successfully expand in our three principal business markets and into new markets and industry verticals; and
●	our ability to effectively manage our growth and future expenses.

Other risks and uncertainties include such factors, among others, as market acceptance and market demand for our products and services, pricing, the changing regulatory environment, the effect of our accounting policies, industry trends, adequacy of our financial resources to execute our business plan, our ability to attract, retain and motivate key personnel, and other risks described from time to time in periodic and current reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the filing of this prospectus or any supplement or free writing prospectus, or documents incorporated by reference herein and therein, that include forward-looking statements.

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THE LINCOLN PARK TRANSACTION

This prospectus covers the resale by the selling stockholder of up to 2,000,000 shares of our common stock, if and when we determine to sell additional shares of our common stock to Lincoln Park under the Purchase Agreement.

General

On September 15, 2025, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $10 million of our common stock, subject to certain limitations and conditions set forth in the Purchase Agreement, at our direction in our sole discretion from time to time during the 36 month period commencing from the Commencement Date, unless the Purchase Agreement is terminated prior to such date. Pursuant to the Purchase Agreement we issued 147,682 Commitment Shares to Lincoln Park as consideration for its commitment to purchase our common stock from time to time at our direction under the Purchase Agreement. We may only receive up to $4,099,102 from our sale of Purchase Shares pursuant to the Purchase Agreement.

On September 15, 2025, concurrently with our execution of the Purchase Agreement, we entered into the Registration Rights Agreement, pursuant to which we filed with the SEC this registration statement that includes this prospectus to register for resale under the Securities Act, the shares of our common stock that have been or may be issued to Lincoln Park under the Purchase Agreement.

The purpose of this registration statement on Form S-1 is to register 2,000,000 shares of common stock for resale by Lincoln Park pursuant to the terms of the Purchase Agreement and Registration Rights Agreement.

We did not have the right to commence any sales of our common stock to Lincoln Park under the Purchase Agreement until all of the conditions set forth in the Purchase Agreement are satisfied, including that the SEC has declared effective the registration statement which includes this prospectus registering the shares of our common stock, that have been and may be issued and sold to Lincoln Park under the Purchase Agreement, which we refer to in this prospectus as the commencement, or the Commencement Date. From and after the Commencement Date, which occurred on December 1, 2025 we may, from time to time and at our sole discretion for a period of up to 36-months, on any business day that we select, direct Lincoln Park to purchase up to 30,000 shares of our common stock, which amount may be increased depending on the market price of our common stock at the time of sale, subject to a maximum commitment of $500,000 per purchase, which we refer to in this prospectus as “Regular Purchases.” In addition we may, in our sole discretion, also direct Lincoln Park to purchase additional shares of common stock in “accelerated purchases” and “additional accelerated purchases” as set forth in the Purchase Agreement.

We will control the timing and amount of any sales of our common stock to Lincoln Park. The purchase price of the shares of our common stock that may be sold to Lincoln Park in Regular Purchases, accelerated purchases, and additional accelerated purchases under the Purchase Agreement will be based on the market prices of our common stock at or around the time of sale and shall be calculated as set forth in the Purchase Agreement. The purchase price per share will be equitably adjusted as provided in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction as set forth in the Purchase Agreement. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. Actual sales of shares of Common Stock by the Company to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

As of May 13, 2026, there were 18,541,651 shares of our common stock outstanding, of which 16,140,938 shares were held by non-affiliates. Although the Purchase Agreement provides that we may sell up to an aggregate of $4,099,102 of our common stock to Lincoln Park, only 2,000,000 shares of our common stock are being registered for resale under this prospectus, if and when we sell shares of our common stock to Lincoln Park under the Purchase Agreement. Depending on the market prices of our common stock at the time we elect to issue and sell shares of our common stock to Lincoln Park under the Purchase Agreement, we may need to register for resale under the Securities Act additional shares of our common stock in order to receive aggregate gross proceeds equal to the $10 million total commitment available to us under the Purchase Agreement. If 2,000,000 shares of our common stock that may be sold to Lincoln Park in the future under the Purchase Agreement that are being registered for resale hereunder were issued and outstanding as of the date of this prospectus (without taking into account the Beneficial Ownership Cap described below), such shares of our common stock would represent approximately 9.74% of the total number of shares of our common stock outstanding and approximately 11.02% of the total number of outstanding shares held by non-affiliates of the Company, in each case as of May 13, 2026. If we elect to issue and sell to Lincoln Park under the Purchase Agreement more than the additional 2,000,000 shares of our common stock being registered for resale by Lincoln Park under this prospectus, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares of our common stock, which could cause additional substantial dilution to our stockholders. The number of shares of our common stock ultimately offered for resale by Lincoln Park is dependent upon the number of shares of our common stock we ultimately decide to sell to Lincoln Park under the Purchase Agreement.

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At a special meeting of our stockholders held on October 22, 2025, among other things, we sought the requisite stockholder approval in accordance with applicable Nasdaq listing rules to issue and sell shares of our common stock in excess of the 2,048,936 share Exchange Cap, if we so choose, to Lincoln Park under the Purchase Agreement. On October 22, 2025, we obtained shareholder approval to issue to Lincoln Park, pursuant to the Purchase Agreement, shares of our common stock, including the Commitment Shares, which exceed 2,048,936, which was equal to 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement. Accordingly, as such stockholder approval was obtained, we will be able to issue and sell to Lincoln Park, in addition to the 147,682 Commitment Shares we have already issued to Lincoln Park on September 15, 2025 and the 4,852,318 shares sold as Purchase Shares to Lincoln Park under the Prior Registration Statement, all of the 2,000,000 shares of common stock as “purchase shares” under the Purchase Agreement that are being registered under the Securities Act for resale by Lincoln Park under the registration statement that includes this prospectus, at purchase prices averaging less than the Base Price, without any further aggregate share issuance limitations under Nasdaq rules.

The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of our common stock if those shares of our common stock, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park having beneficial ownership, at any single point in time, of more than the Beneficial Ownership Cap equal to 4.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

Issuances of our common stock to Lincoln Park under the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares of our common stock owned by our existing stockholders will represent a smaller percentage of the total outstanding shares of our common stock after any such issuance of shares of our common stock to Lincoln Park under the Purchase Agreement. There are substantial risks to our stockholders as a result of the sale and issuance of common stock to Lincoln Park under the Purchase Agreement. See “Risk Factors.”

Purchase of Shares of our Common Stock Under the Purchase Agreement

Regular Purchases

From and after the Commencement Date, on any business day selected by the Company (and provided (i) the closing sale price of the common stock is not less than the Floor Price (as defined in the Purchase Agreement as described below), and (ii) all shares of common stock subject to all prior Regular Purchases, accelerated purchases and additional accelerated purchases initiated by the Company pursuant to the Purchase Agreement, as applicable, have been properly delivered to Lincoln Park in accordance with the Purchase Agreement), the Company may, by written notice delivered by us to Lincoln Park, direct Lincoln Park to purchase up to 30,000 shares of our common stock on such business day in a Regular Purchase, provided, however, that the maximum number of shares we may sell to Lincoln Park in a Regular Purchase may be increased to up to (i) 50,000 shares of our common stock, provided that the closing sale price of our common stock is not below $1.00 on the purchase date (ii) 75,000 shares of our common stock, provided that the closing sale price of our common stock is not below $2.00 on the purchase date, and (iii) 100,000 shares, provided that the closing sale price of our common stock is not below $2.50 (such share amount limitation, the “Regular Purchase Share Limit”). In each case, Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $500,000. For purposes of the Purchase Agreement, “Floor Price” means, with respect to a Regular Purchase effected pursuant to the applicable terms thereof, $0.50, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, stock split or other similar transaction, the Floor Price shall mean the lower of (i) the adjusted price and (ii) $0.50.

The purchase price per share for each such Regular Purchase will be equal to 97% of the lower of:

●	the lowest sale price for our common stock on the purchase date for such shares of our common stock; and
●	the arithmetic average of the three lowest closing sale prices for our common stock during the 10 consecutive business days ending on the business day immediately preceding the purchase date of such shares of our common stock.

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Accelerated Purchases

In addition to Regular Purchases described above, we may also direct Lincoln Park, on any Purchase Date for a Regular Purchase on which we have properly submitted a Regular Purchase notice directing Lincoln Park to purchase the maximum number of shares of our common stock that we are then permitted to include in a single Regular Purchase notice (and provided all shares of common stock subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases effected prior to such Purchase Date have been properly delivered to Lincoln Park in accordance with the Purchase Agreement), to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, on the next business day following such Purchase Date for such corresponding Regular Purchase, which we refer to as the Accelerated Purchase Date, not to exceed the lesser of:

●	30% of the aggregate number of shares of our common stock traded during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase Date, the portion of the normal trading hours on the applicable Accelerated Purchase Date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase Date we refer to as the Accelerated Purchase Measurement Period; and
●	300% of the number of purchase shares purchased pursuant to the corresponding Regular Purchase.

The purchase price per share for the shares subject to an Accelerated Purchase will be equal to 97% of the lower of:

●	the volume-weighted average price of our common stock during the Accelerated Purchase Measurement Period on the applicable Accelerated Purchase Date; and
●	the closing sale price of our common stock on the applicable Accelerated Purchase Date.

Additional Accelerated Purchases

We may also direct Lincoln Park, by written notice delivered to Lincoln Park, not later than 1:00 p.m., eastern time, on the same Accelerated Purchase Date on which an Accelerated Purchase Measurement Period for an Accelerated Purchase has ended prior to such time (and provided all shares of common stock subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including those prior Accelerated Purchases and Additional Accelerated Purchases effected on the same Accelerated Purchase Date as the applicable Additional Accelerated Purchase have been properly delivered to Lincoln Park in accordance with the Purchase Agreement prior to such time), to purchase an additional amount of our common stock on such same Accelerated Purchase Date, which we refer to as an Additional Accelerated Purchase, of up to the lesser of:

●	30% of the aggregate number of shares of our common stock traded during the portion of the normal trading hours on the applicable Accelerated Purchase Date determined in accordance with the Purchase Agreement, which period of time on the applicable Accelerated Purchase Date we refer to as the Additional Accelerated Purchase Measurement Period; and
●	300% of the number of purchase shares purchased pursuant to the Regular Purchase corresponding to the Accelerated Purchase effected on such same Accelerated Purchase Date.

The purchase price per share for the shares subject to an Additional Accelerated Purchase will be equal to 97% of the lower of:

●	the volume-weighted average price of our common stock during the applicable Additional Accelerated Purchase Measurement Period for such Additional Accelerated Purchase; and
●	the closing sale price of our common stock on the applicable same Accelerated Purchase Date.

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to Lincoln Park prior to 1:00 p.m., eastern time, on a single Accelerated Purchase Date, again provided all shares of common stock subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including those prior Accelerated Purchases and Additional Accelerated Purchases effected on the same Accelerated Purchase Date as the applicable Additional Accelerated Purchase have been properly delivered to Lincoln Park in accordance with the Purchase Agreement prior to such time.

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In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.

Suspension Events

Suspension events under the Purchase Agreement include the following:

●	the effectiveness of the registration statement of which this prospectus forms a part lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;
●	suspension by our principal market of our common stock from trading for a period of one business day;
●	the delisting of our common stock from Nasdaq, our principal market, provided our common stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American, the NYSE Arca, or the OTCQX Best Market or the OTCQB Venture Market operated by OTC Markets Group Inc. (or any nationally recognized successor thereto);
●	the failure of our transfer agent to issue to Lincoln Park shares of our common stock within two business days after the applicable date on which Lincoln Park is entitled to receive such shares of our common stock;
●	any breach of the representations or warranties or covenants contained in the Purchase Agreement or Registration Rights Agreement that has or could have a material adverse effect on Lincoln Park and, in the case of a breach of a covenant that is reasonably curable, that is not cured within five business days;
●	any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us;
●	if at any time we are not eligible to transfer our common stock electronically; or
●	if at any time Lincoln Park’s broker is unable to accept Commitment Shares or Purchase Shares for deposit for reasons not within Lincoln Park’s control.

Following the Commencement Date, Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the suspension events set forth above, although the Purchase Agreement would automatically terminate in the event of any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us that are not discharged within 90 days. So long as a suspension event has occurred and is continuing, or if any event which, after notice and/or lapse of time, would reasonably be expected to become a suspension event has occurred and is continuing, we may not direct Lincoln Park to purchase any shares of our common stock under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to terminate the Purchase Agreement upon one business day’s prior written notice to Lincoln Park. In the event of any voluntary or involuntary bankruptcy proceedings by or against the Company that are not discharged within 90 days, the Purchase Agreement would automatically terminate without any action of the Company or Lincoln Park. No termination of the Purchase Agreement will be effective during the pendency of any Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase that has not then fully settled in accordance with the Purchase Agreement.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has represented to us that at no time prior to the time of execution of the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO under the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

Prohibitions on Certain Transactions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, except the Company is prohibited (with certain specified exceptions set forth in the Purchase Agreement) from effecting or entering into an agreement to effect an “equity line of credit” in which the Company may issue and sell common stock, from time to time over a certain period of time, at future determined prices based on the market prices of the common stock at the time of each such issuance and sale.

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Effect of Performance of the Purchase Agreement on Our Stockholders

All of the shares of our common stock being registered for resale hereunder which have been or may be issued or sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold from time to time over a period of up to 36-months beginning on the Commencement Date. The sale by Lincoln Park of a significant amount of shares of our common stock registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Lincoln Park, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell additional shares of our common stock to Lincoln Park, after Lincoln Park has acquired the shares of our common stock, Lincoln Park may resell all, some or none of those shares of our common stock at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares of our common stock to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares of our common stock or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our common stock to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, from and after the Commencement Date, we have the right, but not the obligation, from time to time to direct Lincoln Park to purchase up to $10 million of our common. Depending on the price per share at which we sell our common stock to Lincoln Park pursuant to the Purchase Agreement, we may need to sell to Lincoln Park under the Purchase Agreement more shares of our common stock than are being offered under this prospectus in order to receive aggregate gross proceeds equal to the $10,000,000 available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares of our common stock, which could cause additional substantial dilution to our stockholders. The number of shares of our common stock ultimately offered for resale by Lincoln Park under this prospectus is dependent upon the number of shares of our common stock we direct Lincoln Park to purchase under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of common stock to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares of our Common Stock to be Issued if Full Purchase(1)	Percentage of Outstanding Shares of our Common Stock After Giving Effect to the Issuance to Lincoln Park(2)	Gross Proceeds from the Sale of Shares of our Common Stock to Lincoln Park Under the Purchase Agreement(1)
$0.25		2,000,000	9.74%	$500,000
$0.50		2,000,000	9.74%	$1,000,000
$0.72	(3)	2,000,000	9.74%	$1,440,000
$1.00		2,000,000	9.74%	$2,000,000
$1.50		2,000,000	9.74%	$3,500,000
$2.00		2,000,000	9.74%	$4,000,000

(1) Although the Purchase Agreement provides that we may sell up to $10.0 million of our common stock to Lincoln Park (of which an aggregate of $5,900,898 of shares of common stock have already been issued and sold to Lincoln Park as of the date of this prospectus), only 2,000,000 Purchase Shares that we may issue to Lincoln Park as Purchase Shares from and after the date of this additional prospectus, if and when we elect to sell such Purchase Shares to Lincoln Park under the Purchase Agreement, are being registered under the Securities Act for resale by Lincoln Park under the registration statement that includes this prospectus, which may or may not cover all the additional shares of our common stock we ultimately sell to Lincoln Park under the Purchase Agreement, depending on the purchase price per share of our common stock. We may only receive additional proceeds of up to $4,099,102 from our sale of Purchase Shares pursuant to the Purchase Agreement. On October 22, 2025, we obtained shareholder approval to issue to Lincoln Park, pursuant to the Purchase Agreement, share of our common stock, including Commitment Shares, which exceed 2,048,936 shares, which was equal to 19.99% of the shares of our common stock outstanding immediately prior to the execution of the purchase agreement. The number of shares issued in this column does not give effect to the Beneficial Ownership Cap.

(2) The denominator is based on 18,541,651 shares of our common stock outstanding as of May 13, 2026 and the shares of common stock set forth in the adjacent column to the left that we would have sold to Lincoln Park as Purchase Shares pursuant to the Purchase Agreement, assuming such Purchase Shares are sold to Lincoln Park at the assumed average purchase price per share set forth in the first column on the left. The numerator is based on the number of shares of our common stock issuable under the Purchase Agreement at the corresponding assumed average purchase price per share set forth in the first column on the left, without giving effect to the Exchange Cap or the Beneficial Ownership Cap.

(3) The closing sale price per share of our common stock on May 28, 2026.

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USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Lincoln Park. See “Plan of Distribution” elsewhere in this prospectus for more information. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of shares by Lincoln Park under this prospectus.

We may receive up to $4,099,102 (in addition to the $5,900,898 previously received from sales made pursuant to the Purchase Agreement prior to the date of this prospectus) in aggregate gross proceeds from sales of shares of our common stock we make to Lincoln Park under the Purchase Agreement. We may choose to sell fewer than $4,099,102 shares of our common stock, or, due to the Beneficial Ownership Cap, we may not be able to sell all $4,099,102 in shares of our common stock under the Purchase Agreement, in which case we would raise less than $4,099,102 in aggregate gross proceeds under the Purchase Agreement. It is also possible that we do not sell any shares under the Purchase Agreement.

We will have broad discretion in the use of the net proceeds from any sale of shares of our common stock to Lincoln Park under the Purchase Agreement. Based upon our current plans and business conditions, we intend to use net proceeds from such sales for working capital and general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. The amounts and timing of our actual expenditures may vary significantly and will depend on numerous factors, including market conditions, cash generated or used by our operations, business developments and opportunities that may arise. We may find it necessary or advisable to use portions of the proceeds we receive from our sale of shares of common stock to Lincoln Park under the Purchase Agreement for other purposes. Pending the use of any net proceeds, we expect to invest the net proceeds in interest-bearing, fixed income securities.

We will bear all of the costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, the registration and filing fees, printing fees, and fees and expenses of our counsel and our accountants, but all selling and other expenses incurred by the selling stockholder will be paid by the selling stockholder.

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DILUTION

The sale of common stock to Lincoln Park pursuant to the Purchase Agreement will have a dilutive impact on our stockholders. In addition, the lower our stock price is at the time we elect to sell shares to Lincoln Park under the Purchase Agreement, the more shares of our common stock we will have to sell to Lincoln Park to achieve the same gross proceeds amount, in which case our existing stockholders would experience greater dilution.

The amount that Lincoln Park will receive for our common stock when resold pursuant to this prospectus will depend upon the timing of sales and will fluctuate based on the trading price of our common stock.

As of May 13, 2026, we had a historical net tangible book value of $4,886,791, or $0.26 per share of common stock, based on shares of common stock outstanding at May 13, 2026. Our historical net tangible book value per share is the amount of our total tangible assets less our total liabilities, at May 13, 2026, divided by 18,541,651 shares of common stock.

After giving effect to the sale of 2,000,000 shares to Lincoln Park pursuant to the Purchase Agreement at an assumed price of $0.72 per share, the closing price of our common stock on Nasdaq on May 28, 2026, deducting estimated offering expenses of approximately $54,182, which includes $30,000 paid to Lincoln Park as reimbursement for certain expenses incurred in connection with the offering, and without giving effect to the Beneficial Ownership Cap under the Purchase Agreement, our as adjusted net tangible book value as of May 13, would have been approximately $6.3 million, or $0.31 per share. This represents an immediate increase in the net tangible book value of $0.42 per share to our existing stockholders and an immediate dilution of $0.41 per share to new investors.

Assumed offering price per share		0.72
Net tangible book value per share of common stock as of May 13, 2026	$0.26
Increase in net tangible book value per share attributable to this offering	$0.03
As adjusted net tangible book value per share as of May 13, 2026, after giving effect to this offering		$0.29
Dilution per share to new investors participating in this offering		$0.42

The number of shares of our common stock to be outstanding immediately after this offering is based on 18,541,651 shares of our common stock outstanding as of May 13, 2026, and excludes, as of such date, the following:

●	Up to 7,214,328 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $4.91 per share;
●	Up to 991,035 shares of common stock issuable upon the exercise of outstanding stock options, which options have a weighted average exercise price of $2.70 per share;
●	Up to 329,087 shares of common stock issuable upon vesting of outstanding restricted stock units; and
●	Up to an aggregate of 998,425 shares of common stock reserved for future issuance under the 2022 Plan.

To the extent that outstanding options or warrants have been or may be exercised, new equity awards were or are issued, or we otherwise issued or issue additional shares of common stock, including in our “at the market” offering program, investors purchasing our common stock in this offering may experience further dilution.

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SELLING STOCKHOLDER

This prospectus relates to the possible resale by the selling stockholder, Lincoln Park, of additional shares of our common stock that may be issued to Lincoln Park pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus is a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with Lincoln Park on September 15, 2025 concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by Lincoln Park of the shares of our common stock that have been and may be issued to Lincoln Park under the Purchase Agreement.

Lincoln Park, as the selling stockholder, may, from time to time, offer and sell pursuant to this prospectus up to 2,000,000 shares that we have issued or may issue to Lincoln Park. The selling stockholder may sell some, all or none of the shares of common stock. We do not know how long the selling stockholder will hold the shares of our common stock before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares of common stock. See “Plan of Distribution.”

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholder as of May 13, 2026. The percentages of shares owned before and after the offering are based on 18,541,651 shares of common stock outstanding as of May 13, 2026. The information in the table below with respect to the selling stockholder has been obtained from the selling stockholder. Other than as described under “The Lincoln Park Transaction,” above, neither Lincoln Park nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

Throughout this prospectus, when we refer to the shares of common stock being offered for resale by the selling stockholder through this prospectus, we are referring to the shares of common stock that have been and may be issued and sold by us to Lincoln Park pursuant to the Purchase Agreement, unless otherwise indicated.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(2)		Maximum Number of Shares of Common Stock to be Offered Pursuant to this	Number of Shares of Common Stock Owned After Offering(4)
	Number	Percent	Prospectus(3)	Number	Percent
Lincoln Park Capital Fund, LLC(1)	272,000	1.47%	2,000,000	272,000	1.47%

(1) Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, the manager of Lincoln Park, are deemed to be beneficial owners of all of the shares of common stock owned directly by Lincoln Park. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares of common stock being offered under the registration statement filed with the SEC in connection with the transactions contemplated under the Purchase Agreement and Registration Rights Agreement. Neither Lincoln Park Capital, LLC nor Lincoln Park is a licensed broker dealer or an affiliate of a licensed broker dealer.

(2) In accordance with Rule 13d-3(d) of the Exchange Act, we have excluded from the number of shares beneficially owned prior to this offering all the shares of common stock that we may issue and sell to Lincoln Park under the Purchase Agreement from and after the date of this prospectus that are being registered for resale under the registration statement of which this prospectus forms apart, because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of Lincoln Park’s control, including the registration statement of which this prospectus forms a part becoming and remaining effective. Furthermore, under the terms of the Purchase Agreement, issuances and sales of shares of our common stock to Lincoln Park are subject to certain limitations on the amounts we may sell to Lincoln Park at any time, including the Beneficial Ownership Cap. See the description under the heading “The Lincoln Park Transaction” for more information about the Purchase Agreement. Represents 272,000 shares beneficially owned by Lincoln Park, including 147,682 Commitment Shares.

(3) Represents shares of common stock acquired by Lincoln Park pursuant to the Purchase Agreement, which had not been resold by Lincoln Park as of the date of this prospectus. The resale of such shares of common stock by Lincoln Park was registered under the Securities Act under the Prior Registration Statement, and therefore such shares are not included in the shares being registered for resale under the registration statement of which this prospectus forms a part.

(4) Assumes issuance of the maximum 2,000,000 shares being registered hereby. Although the Purchase Agreement provides that we may sell up to $10 million in shares of our common stock to Lincoln Park (of which an aggregate of $5,900,898 of shares of common stock have already been issued and sold to Lincoln Park as of the date of this prospectus), only 2,000,000 Purchase Shares that we may issue to Lincoln Park as Purchase Shares from and after the date of this prospectus, if and when we elect to sell such Purchase shares to Lincoln Park are being registered under the Securities Act for resale by Lincoln Park under the registration statement that includes this prospectus. Depending on the price per share at which we sell our common stock to Lincoln Park pursuant to the Purchase Agreement, we may need to sell to Lincoln Park under the Purchase Agreement more shares of our common stock than are offered under this prospectus to receive aggregate gross proceeds equal to the $10 million total commitment of Lincoln Park under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares. The number of shares ultimately offered for resale by Lincoln Park will depend upon the number of shares we elect to sell to Lincoln Park under the Purchase Agreement.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, with respect to the beneficial ownership of our common stock, the sole outstanding class of our voting securities, as of May 13, 2026 by:

●	each of our named executive officers;
●	each of our directors;
●	all of our current directors and named executive officers as a group; and
●	each stockholder known by us to own beneficially more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of May 13, 2026, pursuant to the exercise of options or warrants, vesting of common stock or conversion of convertible debt, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 18,541,651 shares of common stock issued and outstanding as of May 13, 2026.

Except as otherwise indicated, all shares are owned directly. Unless otherwise indicated, the address of each of the persons shown is c/o BullFrog AI Holdings, Inc., 325 Ellington Blvd., Unit 317, Gaithersburg, MD 20878.

Title of Class	Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class
	Directors and Executive Officers
Common Stock	Vininder Singh (1) Chief Executive Officer and Director	2,496,446	13.37%
Common Stock	Josh Blacher (2) Chief Financial Officer	4,950	*
Common Stock	R. Donald Elsey (3) Director	72,813	*
Common Stock	William Enright (4) Director	77,813	*
Common Stock	Jason D. Hanson (3) Director	72,813	*
	All executive officers and directors as a group (5 persons)	2,724,835	14.47%

* Represents a percentage that is less than 1%.

(1)	Comprised of 2,367,446 shares of common stock and 129,000 stock options exercisable as of May 13, 2026 or within 60 days of such date.
(2)	Comprised of 4,950 shares of common stock and zero stock options exercisable as of May 13, 2026 or within 60 days of such date.
(3)	Comprised of 2,813 shares of common stock and 70,000 stock options that have vested as of May 13, 2026 or will vest within 60 days of such date.
(4)	Comprised of 7,813 shares of common stock and 70,000 stock options that have vested as of May 13, 2026 or will vest within 60 days of such date.

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PLAN OF DISTRIBUTION

The shares of our common stock offered by this prospectus are being offered by the selling stockholder, Lincoln Park Capital Fund, LLC. The shares may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of our common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;
●	transactions involving cross or block trades;
●	through brokers, dealers, or underwriters who may act solely as agents;
●	“at the market” into an existing market for the shares of our common stock;
●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
●	in privately negotiated transactions; or
●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares of our common stock offered by this prospectus may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares of our common stock offered by this prospectus may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with. Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Lincoln Park has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or the purchasers, for whom the broker-dealers may act as agent. The compensation paid to any such particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Lincoln Park can presently estimate the amount of compensation that any agent will receive from the selling stockholder or from any purchasers of shares of our common stock sold by Lincoln Park.

We know of no existing arrangements between Lincoln Park or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement that includes this prospectus to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares of our common stock offered by this prospectus by the selling stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares of our common stock by the selling stockholder, any compensation paid by Lincoln Park to any such brokers, dealers, underwriters or agents, and any other required information.

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We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock included in this prospectus by Lincoln Park. We estimate that the total expenses for the offering will be approximately $54,182, which includes $30,000 paid to Lincoln Park as reimbursement for certain expenses incurred in connection with the offering. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered by this prospectus, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by Lincoln Park.

Our Common Stock is listed on Nasdaq under the symbol “BFRG.”

DESCRIPTION OF OUR SECURITIES TO BE REGISTERED

The following description of our capital stock and provisions of our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), and Amended and Restated Bylaws, as amended (“Bylaws” and together with the Certificate of Incorporation, the “Charter Documents”), is only a summary. You should also refer to our Certificate of Incorporation, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part, and our Bylaws, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation and our bylaws that are incorporated by reference into the registration statement of which this prospectus is a part. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our articles of incorporation and our bylaws.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.00001 par value per share. As of May 13, 2026, there are 18,541,651 shares of common stock issued and outstanding. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

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Voting rights

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively.

Dividend rights

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available.

Rights upon liquidation

Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Other rights

Holders of our common stock do not have any pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions.

Preferred Stock

We are authorized to issue up to 5,500,000 shares of our Series A Preferred Stock, par value $0.00001 per share, from time to time in one or more series. As of the date of this prospectus, there were 73,449 shares of our Series A Preferred Stock issued and outstanding.

Conversion rights

Each holder of Series A Preferred Stock may, from time to time, convert any or all of such holder’s shares of Series A Preferred Stock into fully paid and nonassessable shares of common stock in an amount equal to ten shares of common stock for each one share of Series A Preferred Stock surrendered.

A holder of shares of Series A Preferred Stock is not entitled to convert shares of Series A Preferred Stock if upon such conversion the number of shares of common stock to be received, together with the number of shares of common stock beneficially owned by the holder and its affiliates on the conversion date, would result in beneficial ownership by the bolder and its affiliates of more than 4.99% of the outstanding shares of common stock of the Company on such conversion date

Voting rights

Each holder of Series A Preferred Stock has no voting rights.

Rights upon liquidation

Upon our liquidation, dissolution or winding up, the holders of our Series A Preferred Stock shall receive any liquidation as if they were converted to common stock.

Issuance of Preferred Stock

A prospectus supplement relating to the issuance of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

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●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598.

Listing

Our common stock is currently traded on The Nasdaq Capital Market under the symbol “BFRG”.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

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The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of warrants;

●	the price or prices at which warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Ballard Spahr, Philadelphia, Pennsylvania.

EXPERTS

M&K CPAs, PLLC, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2025 and 2024 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on M&K CPAs, PLLC’s report, given on their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus supplement in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). You may also inspect the registration statement and this prospectus on this website.

Our website is located at www.bullfrogai.com. Information contained on our website is not incorporated by reference into this prospectus, and, except for the documents incorporated by reference as noted below, you should not consider any information on, or that can be accessed from, our website as part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”). Information included in such future filings updates and supplements the information provided in this prospectus. We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026;
●	our Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed with the SEC on May 14, 2026;
●	our Current Reports on Form 8-K filed with the SEC on February 17, 2026, February 23, 2026, March 30, 2026, April 1, 2026, April 13, 2026, April 21, 2026 and April 22, 2026 (other than any portions thereof deemed furnished and not filed); and
●	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 23, 2023 (File No. 001-41600).

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Vininder Singh, BullFrog AI Holdings, Inc., 325 Ellington Blvd., Unit 317, Gaithersburg, MD 20878 telephone number (240) 658-6710.

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BULLFROG AI HOLDINGS, INC.

Up to 2,000,000 Shares of Common Stock

PROSPECTUS

The date of this Prospectus is ____________, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, payable by the Company in connection with the registration and sale of the common stock being registered. All amounts are estimates except the SEC registration fee.

Amount
SEC registration fee	$182
Printing expenses	—
Accounting fees and expenses	6,500
Legal fees and expenses	42,500
Miscellaneous	5,000
Total expenses	$54,182

ITEM 14. Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our Articles of Incorporation provides that very person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorney’s fees, judgements, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any matter desired by such person. The expenses of the officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

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NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, offices or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 15. Recent Sales of Unregistered Securities.

The information below lists all of the securities sold by us during the past three years which were not registered under the Securities Act of 1933, as amended (the “Securities Act”):

In October 2024, the Company entered into a securities purchase agreement with certain institutional and accredited investors, pursuant to which the Company agreed to issue to the Purchasers, in a registered direct offering, (i) 862,602 shares of the Company’s common stock, pre-funded warrants to purchase up to 702,398 shares of common stock, with an exercise price of $0.0001 per share, at a purchase price of $2.00 per share of common stock and a purchase price of $1.9999 per Pre-Funded Warrant, and (ii) in a concurrent private placement, warrants to purchase an aggregate of 1,565,000 shares of common stock with an exercise price of $2.00 per share, which are exercisable after six (6) months from the date of issuance for a five-year period from the Initial Exercise Date (as defined in the Purchase Agreement). Such registered direct offering and concurrent private placement are referred to herein as the “Transactions.”

In October 2024, the Company entered into a Placement Agency Agreement with WallachBeth Capital, LLC, as the placement agent in connection with the Transactions. As part of the Placement Agent fee, in connection with the Transactions, the Company issued to the Placement Agent (or its designees) warrants (the “Placement Agent Warrants”) to purchase an aggregate of 62,600 shares of common stock, at an exercise price per share equal to $2.00 per share.

In December 2021, the Company initiated a placement of Bridge Notes seeking $1.5 million in operating capital to ensure the Company had operating capital while it finished the audit of its financial statements and prepared the S-1 registration statement related to its IPO. In December 2021, the Company sold a convertible promissory note to an unrelated party for $25,000. On April 11, 2022, the Company entered into an exclusive placement agent and/or underwriter agreement with WallachBeth Capital LLC in connection with a proposed private and/or public offering by the Company. On April 28, 2022 the Company received net proceeds of approximately $775,000 from the sale of Convertible Bridge Notes and Warrants to several institutional investors as well as several individual accredited investors. In addition to the money received on April 28, 2022, the Company also received $100,000 from the sale of a Convertible Bridge Note and Warrants to a related party in early April 2022. The Company also received net proceeds of $20,000 from the sale of one additional Convertible Bridge Note in September 2022. The bridge notes were convertible at the IPO at a 20% discount to the IPO price and the purchasers were also issued a warrant for each share of common stock issued upon conversion. The warrant exercise price was 90% of the per share IPO price.

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In November 2021, 57,142 shares of common stock were issued under a consulting agreement with Dane Saglio for services consistent with the responsibilities of a Chief Financial Officer. In addition, a total of 138,928 warrants with exercises prices of $2.10-$2.66 were issued to consultants who had been engaged as Company management and advisors. These warrant agreements have vesting terms that range from 12 to 36 months. In addition, the Company issued 29,285 options to employees with an exercise price of $2.66 with vesting terms that range from 12 to 24 months.

Except as otherwise set forth above, in connection with the foregoing, the Company relied upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Each of the foregoing issuances of securities were not registered under the Securities Act or the securities laws of any state, and in each case the securities were offered and issued in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

Item 16. Exhibits

(a) The following exhibits are filed herewith or incorporated herein by reference:

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation of BullFrog AI Holdings, Inc. incorporated by reference to Exhibit 3.1 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-267951) filed with the Securities and Exchange Commission on February 13, 2023.

3.2	Bylaws of BullFrog AI Holdings, Inc. incorporated by reference to Exhibit 3.2 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-267951) filed with the Securities and Exchange Commission on February 13, 2023.

4.1	Form of BullFrog AI Holdings, Inc. Common Stock certificate, incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 19, 2022.

4.2	Form of Common Stock Purchase Warrant to be issued to Holders of the Registrant’s Convertible Promissory Notes, incorporated by reference to Exhibit 4.3 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-267951) filed with the Securities and Exchange Commission on February 13, 2023.

4.3	Form of Warrant Agent Agreement for the Warrants to be issued as part of the Units to be sold in the Offering, incorporated by reference to Exhibit 1.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2023.

4.4	Form of (Tradeable) Common Stock Purchase Warrant to be issued as part of the Units to be sold in the Offering pursuant to the Warrant Agent Agreement, incorporated by reference to Exhibit 4.5 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-267951) filed with the Securities and Exchange Commission on February 13, 2023.

4.5	Form of (Non-tradeable) Common Stock Purchase Warrant to be issued as part of the Units to be sold in the Offering pursuant to the Warrant Agent Agreement, incorporated by reference to Exhibit 4.8 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-267951) filed with the Securities and Exchange Commission on February 13, 2023.

4.6	Form of Pre-Funded Warrant issued February 5, 2024, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2024.

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4.7	Form of Representative Warrant issued February 5, 2024, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2024.

4.8	Form of Warrant Agency Agreement, incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2024.

4.9	Form of Common Stock Purchase Warrant issued February 5, 2024, incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2024.

4.10	Form of Pre-Funded Warrant issued to the investor party thereto on October 21, 2024 incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2024.

4.11	Form of Common Warrant issued to the investor party thereto on October 21, 2024 incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2024.

4.12	Form of Placement Agent Warrant issued to WallachBeth Capital, LLC on October 21, 2024, incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2024.

4.13	Description of Securities, incorporated by reference to Exhibit 4.13 of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2025.

5.1*	Opinion of Ballard Spahr LLP.

10.1	Acquisition Agreement with BullFrog AI, Inc. incorporated by reference to Exhibit 10.1 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-267951) filed with the Securities and Exchange Commission on February 13, 2023.

10.2	Advisor Agreement between the Company and Greentree Financial Group, Inc. incorporated by reference to Exhibit 10.3 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-267951) filed with the Securities and Exchange Commission on February 13, 2023.

10.3	Consulting Agreement between the Company and Garrett Newman incorporated by reference to Exhibit 10.4 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-267951) filed with the Securities and Exchange Commission on February 13, 2023.

10.4+	Employment Agreement with Vininder Singh incorporated by reference to Exhibit 10.5 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-267951) filed with the Securities and Exchange Commission on February 13, 2023.

10.5	Patent License Agreement between the Company and George Washington University, dated January 14, 2022 incorporated by reference to Exhibit 10.6 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-267951) filed with the Securities and Exchange Commission on February 13, 2023.

10.6	Exclusive License Agreement between the Company and Johns Hopkins University, dated February 22, 2022 incorporated by reference to Exhibit 10.7 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-267951) filed with the Securities and Exchange Commission on February 13, 2023.

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10.7	License Agreement between the Company and Johns Hopkins Applied Physics Laboratory LLC, dated July 8, 2022 incorporated by reference to Exhibit 10.8 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-267951) filed with the Securities and Exchange Commission on February 13, 2023.

10.8	License Agreement between the Company and Johns Hopkins Applied Physics Laboratory LLC, dated February 7, 2018 incorporated by reference to Exhibit 10.5 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-267951) filed with the Securities and Exchange Commission on February 13, 2023.

10.9	License Agreement between the Company and Johns Hopkins University (JHU) and the Institute of Organic Chemistry and Biochemistry (IOCB) of the Czech Academy of Sciences, dated October 13, 2022 incorporated by reference to Exhibit 10.9 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-267951) filed with the Securities and Exchange Commission on February 13, 2023.

10.10	Amendment No. 1 to License Agreement between BullFrog AI, Inc. and the John’s Hopkins University Applied Physics Laboratory LLC dated June 1, 2023, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2023.

10.11	Data Use and Technology Partnership Agreement dated September 7, 2023 by and between the Company and the Lieber Institute for Brain Development (LIBD), incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2023.

10.12**	Commercial Agreement by and between the Company and the Lieber Institute for Brain Development dated October 13, 2023, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2023.

10.13+	2022 Equity Compensation Plan, incorporated by reference to Exhibit 10.10 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 25, 2023.

10.14	Form of Indemnification Agreement between BullFrog AI Holdings, Inc. and each of its directors and officers, incorporated by reference to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2025.

10.15	Form of Stock Option Grant Agreement, incorporated by reference to Exhibit 10.15 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2025.

10.16	Master Services Agreement, dated December 13, 2024, by and between the Company and Danforth Advisors, LLC, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2024.

10.17	Form of Securities Purchase Agreement, dated October 18, 2024, by and between the Company and the investor party thereto, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2024.

10.18	Form of Placement Agency Agreement, dated October 18, 2024, by and between the Company and WallachBeth Capital, LLC, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2024.

10.19	Purchase Agreement, dated September 15, 2025, by and between the Company and Lincoln Park Capital Fund, LLC, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 2025.

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10.20	Registration Rights Agreement, dated September 15, 2025, by and between the Company and Lincoln Park Capital Fund, LLC, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 16, 2025.

10.21+	Amendment No. 1 to BullFrog AI Holdings, Inc.’s 2022 Equity Incentive Plan, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on October 24, 2025.

10.22	Form of Stock Grant Notice, incorporated by reference to Exhibit 10.22 of the Registrant’s Annual Report on Form 10-K of the year ended December 31, 2025, filed on March 19, 2026.

10.23	Form of 2025 Refresh Restricted Unit Award Agreeement, incorporated by reference to Exhibit 10.23 of the Registrant’s Annual Report on Form 10-K of the year ended December 31, 2025, filed on March 19, 2026).

10.24**#	Feasibility Agreement, dated as of March 27, 2026, by and between BullFrog AI Holdings, Inc. and Client, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on March 30, 2026.

21.1	List of significant subsidiaries of BullFrog AI Holdings, Inc., incorporated by reference to Exhibit 21.1 to the Company’s Amendment to the Registration Statement on Form S-1 (No. 333-267951) filed with the Securities and Exchange Commission on February 13, 2023.

23.1*	Consent of M&K CPAS PLLC, an independent registered public accounting firm

23.2*	Consent of Ballard Spahr, LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (Included in signature page hereto)

107*	Filing Fee Table

*	Filed herewith.
**	Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, certain portions of this exhibit have been omitted because it is both not material and the type of information that the Company treats as private or confidential.
+	Management contracts or compensatory plans, contracts or arrangements.
#	Schedules and certain exhibits have been omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally any omitted schedules and exhibits to the SEC upon its request.

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Item 17. Undertakings

We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on May 29, 2026.

BullFrog AI Holdings, Inc.

By:	/s/ Vininder Singh
Vininder Singh
Its:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Josh Blacher
Josh Blacher
Its:	Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Vininder Singh, as his or her attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this registration statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said registration statement.

/s/ Vininder Singh
Vininder Singh
Chief Executive Officer and Director (Principal Executive Officer)

/s/ Josh Blacher
Josh Blacher
Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ R. Donald Elsey
R. Donald Elsey
Director

/s/ William Enright
William Enright
Director

/s/ Jason D. Hanson
Jason D. Hanson
Director

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